Exhibit 10.1

Execution Version

FIFTH AMENDMENT TO CREDIT AGREEMENT

dated as of March 19, 2013

among

Memorial Production Operating LLC,

as Borrower,

The Guarantors Party Hereto,

Wells Fargo Bank, National Association,

as Administrative Agent,

JPMorgan Chase Bank, N.A.,

as Syndication Agent,

Royal Bank of Canada, The Royal Bank of Scotland plc, Union Bank, N.A., and Comerica Bank,

as Co-Documentation Agents,

and

The Lenders Party Hereto

Wells Fargo Securities, LLC and J.P. Morgan Securities LLC

Co-Lead Arrangers and Joint Bookrunners

FIFTH AMENDMENT TO CREDIT AGREEMENT

This FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Fifth Amendment”), dated as of March 19, 2013 (the “Fifth Amendment Effective Date”), is among MEMORIAL PRODUCTION OPERATING LLC, a limited liability company formed under the laws of the State of Delaware (the “Borrower”); MEMORIAL PRODUCTION PARTNERS LP, a limited partnership formed under the laws of the State of Delaware (the “Parent”); each of the other undersigned guarantors (the “Other Guarantors”, and together with the Borrower and the Parent, the “Loan Parties”); each of the Lenders that is a signatory hereto; and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”).

Recitals

A. The Borrower, the Parent, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of December 14, 2011 (as amended prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower.

B. The Borrower has advised the Administrative Agent and the Lenders that, in connection with the WHT Acquisition, the Borrower has entered into that certain Purchase and Sale Agreement, dated as of March 18, 2013, attached hereto as Exhibit A (the “WHT Acquisition Agreement”, and together with all agreements, instruments and documents executed and delivered in connection therewith, as amended, the “WHT Acquisition Documents”), with Memorial Resource Development LLC, a Delaware limited liability company, WildHorse Resources, LLC, a Delaware limited liability company, and Tanos Energy, LLC, a Delaware limited liability company (collectively, the “Seller”), and the Borrower pursuant to which the Borrower will (i) directly acquire all of the Equity Interests in WHT Energy Partners LLC, a Delaware limited liability company (“WHT Energy Partners”), and (ii) indirectly acquire (a) all of the Equity Interests in WHT Energy Partners’ Wholly-Owned Subsidiary, WHT Carthage LLC, a Delaware limited liability company (“WHT Carthage” and, together with WHT Energy Partners, the “WHT Entities”), (b) all of the Swap Agreements owned by the WHT Entities, and (c) all of the Oil and Gas Properties owned by the WHT Entities (such Oil and Gas Properties including, without limitation, those listed on Exhibits A and B of the WHT Acquisition Agreement, and the Oil and Gas Properties listed on Exhibits A and B of the WHT Acquisition Agreement, together with the Swap Agreements to which the WHT Entities are a party, are collectively referred to herein as the “WHT Assets”), in each case as more particularly described in the WHT Acquisition Agreement.

C. The Borrower has advised the Administrative Agent and the Lenders that the Borrower may finance all or a part of the WHT Acquisition by entering into a second lien credit facility.

D. The parties hereto desire to (i) amend the Credit Agreement in certain respects including, without limitation, to extend the Maturity Date and to provide the terms on which the Borrower would be permitted to incur such second lien indebtedness, to be effective as of the Fifth Amendment Effective Date, and (ii) provide for the automatic increase of the Borrowing

Base to an amount equal to the sum of (a) the Borrowing Base in effect immediately prior to the consummation of the WHT Acquisition plus (b) $120,000,000, which increase is to be effective following (or substantially contemporaneously with) the consummation of the WHT Acquisition on the WHT Acquisition Closing Date (as defined below).

E. The Borrower has requested that Amegy Bank National Association, Credit Agricole Corporate and Investment Bank, ING Capital LLC, Regions Bank, Sovereign Bank, N.A., and Goldman Sachs Bank USA (each a “New Lender” and, collectively, the “New Lenders”) become Lenders hereunder with Maximum Credit Amounts in the amounts as shown on Annex I to the Credit Agreement (as amended hereby).

F. The Borrower has advised the Administrative Agent and the Lenders that, substantially contemporaneously with the consummation of the WHT Acquisition, WHT Energy Partners will merge with ETX I LLC, a Delaware limited liability company (“ETX”) and a Loan Party, with WHT Energy Partners being the surviving entity following such merger.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Fifth Amendment, shall have the meaning ascribed such term in the Credit Agreement, as amended hereby. Unless otherwise indicated, all section references in this Fifth Amendment refer to the Credit Agreement.

Section 2. Amendments as of Fifth Amendment Effective Date. In reliance on the representations, warranties, covenants and agreements contained in this Fifth Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement shall be amended effective as of the Fifth Amendment Effective Date in the manner provided in this Section 2.

2.1 Additional Definitions. Section 1.02 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:

“Fifth Amendment” means that certain Fifth Amendment to Credit Agreement dated as of March 19, 2013, among the Borrower, the Parent, the other Guarantors, the Administrative Agent and the Lenders.

“Fifth Amendment Effective Date” means March 19, 2013.

“Permitted Second Lien Debt Term Sheet” means that certain Summary of Terms and Conditions setting forth the terms and conditions of the Permitted Second Lien Debt, which Summary of Terms and Conditions was provided by the Borrower and posted to the Lenders on SyndTrak on March 14, 2013.

“Permitted Second Lien Documents” means each credit or other loan agreement governing Permitted Second Lien Debt, all guarantees thereof and all other agreements, documents or instruments executed and delivered by any Loan Party in connection with, or pursuant to, the incurrence of Permitted Second Lien Debt.

“Permitted Senior Unsecured Notes Documents” means the Permitted Senior Unsecured Notes, all guarantees thereof and all other agreements, documents or instruments executed and delivered by any Loan Party in connection with, or pursuant to, the issuance of Permitted Senior Unsecured Notes.

“WHT Acquisition Agreement” has the meaning given to such term in the Fifth Amendment, as such agreement may be amended from time to time to the extent permitted under this Agreement.

“WHT Acquisition Closing Date” has the meaning given to such term in the Fifth Amendment.

“WHT Assets” has the meaning given to such term in the Fifth Amendment.

2.2 Amended Definitions. The definitions of “Intercreditor Agreement”, “LIBO Rate”, “Loan Documents”, “Maturity Date”, “Permitted Additional Debt”, and “Permitted Second Lien Debt” contained in Section 1.02 of the Credit Agreement are hereby amended and restated in their entirety to read in full as follows:

“Intercreditor Agreement” means (a) the Intercreditor Agreement substantially in the form of Exhibit B to the Fifth Amendment among the Borrower, the other Loan Parties, the Administrative Agent and Wells Fargo Energy Capital, Inc. (or such other party reasonably acceptable to the Administrative Agent), as administrative agent under the Permitted Second Lien Debt Documents, and (b) if such Permitted Second Lien Debt is refinanced or replaced in accordance with the terms of the Intercreditor Agreement, any successor intercreditor agreement entered into in connection therewith, which shall be on terms and conditions acceptable to the Administrative Agent and the Majority Lenders in their sole discretion, in each case as the same may from time to time be amended, modified, supplemented or restated from time to time.

“LIBO Rate” means the greater of: (a) 0% and (b) with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which dollar deposits of an amount comparable to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Notes, the Intercreditor Agreement, the Letter of Credit Agreements, the Letters of Credit, the Agency Fee Letter, and the Security Instruments.

“Maturity Date” means March 19, 2018.

“Permitted Additional Debt” means, at any time, either (a) the Debt evidenced by the Permitted Senior Unsecured Notes, if Permitted Senior Unsecured Notes are then outstanding, or (b) the Permitted Second Lien Debt, if Permitted Second Lien Debt is then outstanding.

“Permitted Second Lien Debt” means (a) Debt incurred on the WHT Acquisition Closing Date by the Borrower pursuant to a second lien credit facility under which Wells Fargo Energy Capital, Inc. (or such other party reasonably acceptable to the Administrative Agent) serves as “administrative agent” to finance part of the purchase price for the WHT Acquisition; provided that such Debt shall, in each case: (i) be in an aggregate original principal amount not to exceed $75,000,000 less the net cash proceeds received by the Parent from the issuance by the Parent of its Equity Interests during the period from and including the Fifth Amendment Effective Date to and including the WHT Acquisition Closing Date; (ii) not provide for any scheduled payment of principal, scheduled mandatory Redemption or scheduled sinking fund payment before the date that is one year following the WHT Acquisition Closing Date, (iii) be evidenced and governed by documentation containing terms and conditions that are satisfactory to the Administrative Agent and the Majority Lenders in their sole discretion (provided, that the terms and conditions contained in the Permitted Second Lien Debt Term Sheet shall be deemed satisfactory to the Administrative Agent and the Majority Lenders, and the terms and conditions contained in the definitive loan documentation of such Permitted Second Lien Debt transaction shall be deemed satisfactory to the Administrative Agent and the Majority Lenders if the terms and conditions of such definitive loan documentation reflect the terms and conditions set forth in the Permitted Second Lien Debt Term Sheet (or any other term sheet that has been approved by the Administrative Agent and the Majority Lenders) and are otherwise reasonably acceptable to the Administrative Agent); and (iv) at all times be subject to the Intercreditor Agreement, and (b) any second lien Debt incurred to refinance or replace the Debt referred to in the foregoing clause (a), to the extent such refinancing or replacement is permitted under the Intercreditor Agreement.

2.3 Deletion of Definitions. The definitions of “Permitted Additional Debt Documents”, “Permitted Rise Acquisition Debt”, “Permitted Rise Acquisition Debt Documents”, “Permitted Rise Acquisition Debt Term Sheet” and “Rise Intercreditor Agreement” contained in Section 1.02 of the Credit Agreement are each hereby deleted in their entirety.

2.4 Amendment to Section 2.07(g) of the Credit Agreement. Section 2.07(g) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(g) Reduction in the Borrowing Base – Permitted Second Lien Debt. In addition to the other automatic reductions of the Borrowing Base set forth herein, if, as of the date that is 180 days following the WHT Acquisition Closing Date, Permitted Second Lien Debt remains outstanding, the Borrowing Base shall automatically be reduced, effective immediately on such date, by an amount equal to 25% of the total principal amount of the then outstanding Permitted Second Lien Debt (as such principal amount is set forth in the certificate of a Responsible Officer of the Borrower delivered pursuant to Section 8.01(t)), and such new Borrowing Base shall be effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders until the next redetermination or modification of the Borrowing Base pursuant to this Agreement. Such decrease in the Borrowing Base shall occur without any vote of the Lenders or action by the Administrative Agent. Upon any such redetermination, the Administrative Agent shall promptly deliver a New Borrowing Base Notice to the Borrower and the Lenders.

2.5 Amendment to Section 5.01(b) of the Credit Agreement. Section 5.01(b) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(b) Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or liquidity or on the capital or liquidity of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital or liquidity adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

2.6 Amendment to Section 8.01(m) of the Credit Agreement. Section 8.01(m) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(m) Issuance of Permitted Senior Unsecured Notes and Incurrence of Permitted Second Lien Debt. In the event the Parent or the Borrower intends to issue Permitted Senior Unsecured Notes, prior written notice of such intended offering of such Permitted Senior Unsecured Notes, the amount thereof, and the anticipated date of closing and promptly when available will furnish a copy of the preliminary offering memorandum (if any) and the final offering memorandum (if any). In the event the Borrower intends to incur Permitted Second Lien Debt, prior written notice of such intended incurrence, the amount thereof, and the anticipated date of closing, which notice shall include a copy of the term sheet relating to such Permitted Second Lien Debt (if different from the Permitted Second Lien Debt Term Sheet) for the review and approval of the Administrative Agent and the Majority Lenders and the Borrower will subsequently (but prior to the execution thereof) furnish the material documents governing the Permitted Second Lien Debt to the Administrative Agent for approval.

2.7 New Section 8.01(t) of the Credit Agreement. A new clause (t) is hereby added to Section 8.01 of the Credit Agreement immediately following clause (s) thereof, which clause (t) shall read in full as follows:

(t) Notice of Outstanding Principal Balance of Permitted Second Lien Debt. On the date that is 180 days following the WHT Acquisition Closing Date, if any Permitted Second Lien Debt remains outstanding as of such date, a certificate of a Responsible Officer of the Borrower setting forth the outstanding principal amount of Permitted Second Lien Debt as of such date, which certificate will be used to calculate the automatic reduction in the Borrowing Base pursuant to Section 2.07(g), if applicable.

2.8 Amendments to Section 8.14 of the Credit Agreement. Section 8.14(b) of the Credit Agreement is hereby amended by (a) deleting the reference to “or Permitted Rise Acquisition Debt” contained in such Section and (b) replacing the reference to “10” with a reference to “20” in the second sentence of such Section.

2.9 New Section 8.18 of the Credit Agreement. A new Section 8.18 is hereby added to the Credit Agreement immediately following Section 8.17 thereof, which Section 8.18 shall read in full as follows:

Section 8.18 Mandatory Prepayment of Permitted Second Lien Debt. If (a) the Parent or the Borrower receives any cash proceeds from the issuance of Permitted Senior Unsecured Notes or from the issuance of Equity Interests in the Parent or the Borrower at any time while any Permitted Second Lien Debt remains outstanding, and (b) no Event of Default exists at such time, then, substantially contemporaneously with the receipt of such cash proceeds, the Borrower shall make a mandatory prepayment in respect of such outstanding Permitted Second Lien Debt in an amount equal to 100% of the net cash proceeds received by the Parent or the Borrower in connection with such issuance of Permitted Senior Unsecured Notes or Equity Interests (or such lesser amount as may be necessary to repay the Permitted Second Lien Debt in full); provided, that, if an Event of Default exists at such time, the Borrower shall not be permitted to call, make or offer to make any Redemption of or otherwise Redeem (whether in whole or in part) any principal of any Permitted Second Lien Debt.

2.10 Amendment to Section 9.01(c) of the Credit Agreement. Section 9.01(c) is hereby amended and restated in its entirety to read in full as follows:

(c) Total Leverage Ratio. The Borrower will not, as of the last day of any fiscal quarter commencing with the fiscal quarter ending March 31, 2013 on which any Permitted Second Lien Debt remains outstanding, permit the Parent’s ratio of (i) Total Funded Debt as of such day to (ii) Consolidated EBITDAX for the Rolling Period ending on such day to be greater than 4.50 to 1.00.

2.11 Amendment to Section 9.02 of the Credit Agreement. Clauses (f), (g), (h) and (i) of Section 9.02 of the Credit Agreement are hereby deleted and replaced with the following:

(f) Debt under the Permitted Senior Unsecured Notes and guarantees thereof by any Loan Party; provided that, after giving effect to the substantially contemporaneous prepayment of Permitted Second Lien Debt with the proceeds of Permitted Senior Unsecured Notes as contemplated in Section 8.18, in no event shall any Permitted Senior Unsecured Notes be permitted to be outstanding at any time any Permitted Second Lien Debt is outstanding;

(g) Permitted Second Lien Debt and guarantees thereof by any Loan Party; provided that, after giving effect to the substantially contemporaneous prepayment of Permitted Second Lien Debt with the proceeds of Permitted Senior Unsecured Notes as contemplated in Section 8.18, in no event shall any Permitted Second Lien Debt be permitted to be outstanding at any time any Permitted Senior Unsecured Notes are outstanding; and

(h) other Debt not to exceed $15,000,000 in the aggregate at any one time outstanding.

2.12 Amendments to Section 9.03 of the Credit Agreement. Section 9.03 of the Credit Agreement is hereby amended by (a) amending and restating clause (d) thereof to read in its entirety as “(d) Liens securing Debt permitted by Section 9.02(g) that are subject to the Intercreditor Agreement”, (b) amending and restating clause (f) thereof to read in its entirety as “ (f) [reserved.]” and (c) deleting the reference to “(other than Liens securing the Indebtedness and Excepted Liens)” contained in the last paragraph of such Section and inserting in lieu thereof a reference to “(other than Liens securing the Indebtedness, Excepted Liens and Liens permitted by Section 9.03(d))”.

2.13 Amendments to Section 9.04 of the Credit Agreement. Section 9.04 of the Credit Agreement is hereby amended by replacing the reference to “Permitted Additional Debt and Permitted Rise Acquisition Debt” in the heading of such Section with a reference to “Permitted Additional Debt” and by amending and restating clause (b) of such Section in its entirety as follows:

(b) Repayment of Permitted Senior Unsecured Notes and Permitted Second Lien Debt; Amendment of Terms of Permitted Senior Unsecured Notes Documents and Permitted Second Lien Documents. The Borrower will not, and will not permit any other Loan Party to, prior to the date that is 180 days after the Maturity Date:

(i) call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) any Permitted Senior Unsecured Notes, except that, so long as no Default exists, the Borrower may, substantially contemporaneously with its receipt of any cash proceeds from (A) any issuance of Permitted Senior Unsecured Notes or (B) any sale of Equity Interests in the Borrower or the Parent (other than Disqualified Capital Stock), prepay or otherwise Redeem Permitted Senior Unsecured Notes in an amount equal to the amount of the net cash proceeds of such issuance of Permitted Senior Unsecured Notes or such sale of Equity Interests of the Borrower or the Parent;

(ii) call, make or offer to make any Redemption of or otherwise Redeem (whether in whole or in part) any principal of any Permitted Second Lien Debt, except that, notwithstanding the foregoing, the Borrower shall be permitted to (A) pay or otherwise Redeem Permitted Second Lien Debt to the extent required under Section 8.18 and (B) pay or otherwise Redeem Permitted Second Lien Debt substantially contemporaneously with its receipt of any cash proceeds from the incurrence of any Permitted Second Lien Debt described in clause (b) of the definition thereof;

(iii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Permitted Senior Unsecured Notes Documents (except to the extent a new issuance of Permitted Senior Unsecured Notes, the proceeds of which were used to Redeem existing Permitted Senior Unsecured Notes pursuant to the foregoing clause (i), would be permitted to have such terms as so amended, modified, waived or otherwise changed) if the effect thereof would be to (A) shorten its maturity or average life, (B) increase the amount of any payment of principal thereof, (C) increase the rate or shorten any period for payment of interest thereon, or (D) modify or amend covenants or events of default such that the resulting covenants and events of default in respect thereof, taken as a whole, are more restrictive with respect to the Loan Parties than the covenants and Events of Default in this Agreement without this Agreement being contemporaneously amended to add similar provisions (as determined in good faith by senior management of the General Partner); or

(iv) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Permitted Second Lien Documents except to the extent permitted under the Intercreditor Agreement.

2.14 Amendment to Section 9.18 of the Credit Agreement. Section 9.18(a)(i) of the Credit Agreement is hereby amended by deleting the reference to “is in effect for each of crude oil, natural gas and natural gas liquids, which may be hedged with Swap Agreements for crude oil,” contained therein and inserting in lieu thereof a reference to “is in effect for each of crude oil, natural gas and natural gas liquids (which, in the case of natural gas liquids, may be hedged with Swap Agreements for crude oil),”.

2.15 Amendment to Section 10.01(d) of the Credit Agreement. Section 10.01(d) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(i), Section 8.01(n), Section 8.01(t), Section 8.02, Section 8.03, Section 8.14, Section 8.15 or in Article IX of this Agreement.

2.16 Amendment to Section 10.02 of the Credit Agreement. Clause (c) of Section 10.02 of the Credit Agreement is hereby amended by inserting the following language immediately following clause (c)(vii) thereof, which shall read in full as follows:

Notwithstanding the foregoing, amounts received from the Borrower or any Guarantor that is not an Eligible Contract Participant shall not be applied to any Excluded Swap Obligations owing to a Secured Swap Provider (it being understood, that in the event that any amount is applied to Indebtedness other than Excluded Swap Obligations as a result of this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause fourth above from amounts received from Eligible Contract Participants to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Indebtedness described in clause fourth above by Secured Swap Providers that are the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Indebtedness pursuant to clause fourth above).

2.17 Amendment to Section 11.12 of the Credit Agreement. Section 11.12 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

Section 11.12 Intercreditor Agreements. The Lenders hereby authorize the Administrative Agent to enter into any intercreditor agreement with any Secured Swap Provider and the Intercreditor Agreement and to amend any such agreements in accordance with the provisions of Section 12.02. Each Lender (by receiving the benefits thereunder and of the collateral pledged pursuant to the Security Instruments) agrees that the terms of each such intercreditor agreement and the Intercreditor Agreement shall be binding on such Lender and its successors and assigns, as if it were a party thereto.

2.18 Amendment to Section 12.04(d) of the Credit Agreement. Section 12.04(d) is hereby amended and restated in its entirety to read in full as follows:

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section 12.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

2.19 Replacement of Annex I. Annex I to the Credit Agreement is hereby replaced in its entirety with Annex I attached hereto and Annex I attached hereto shall be deemed to be attached as Annex I to the Credit Agreement. After giving effect to this Fifth Amendment and any Borrowings made on the Fifth Amendment Effective Date, (a) each Lender who holds Loans in an aggregate amount less than its Applicable Percentage (after giving effect to this Fifth Amendment) of all Loans shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Percentage of all Loans, (b) each Lender’s participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Applicable Percentage (after giving effect to this Fifth Amendment), (c) such other adjustments shall be made as the Administrative Agent shall specify so that the Revolving Credit Exposure applicable to each Lender equals its Applicable Percentage (after giving effect to this Fifth Amendment) of the aggregate Revolving Credit Exposure of all Lenders and (d) the Borrower shall be required to make any break-funding payments required under Section 5.02 of the Credit Agreement resulting from the Loans and adjustments described in this Section 2.19.

Section 3. Borrowing Base Increase upon Consummation of the WHT Acquisition. In reliance on the representations, warranties, covenants and agreements contained in this Fifth Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Loan Parties, Administrative Agent, and Lenders hereby agree that the Borrowing Base shall be redetermined and automatically increased to an amount equal to the sum of (x) the Borrowing Base in effect immediately prior to the consummation of the WHT Acquisition plus (y) $120,000,000, which increase is to be effective following the consummation of the WHT Acquisition on the WHT Acquisition Closing Date. The Borrowing Base shall remain at such level until the next Scheduled Redetermination, the next Interim Redetermination or other adjustment to the Borrowing Base thereafter, whichever occurs first pursuant to the Credit Agreement as amended hereby. The redetermination of the Borrowing Base provided for in this Section 3, if it occurs, shall be deemed to be the Scheduled Redetermination scheduled for on or about April 1, 2013 for purposes of Section 2.07 of the Credit Agreement. If the conditions to the effectiveness of the redetermination of the Borrowing Base provided for in this Section 3 that are set forth in Section 5 hereof are not satisfied on or before April 30, 2013, the Borrower and the Lenders agree that, notwithstanding Section 2.07(b) of the Credit Agreement to the contrary, the Scheduled Redetermination scheduled from on or about April 1, 2013 shall occur as soon as reasonably practicable following April 30, 2013.

Section 4. Conditions Precedent to this Fifth Amendment. The effectiveness of the amendments to the Credit Agreement contained in Section 2 and Section 7 hereof, and the increase of the Borrowing Base set forth in Section 3 hereof is subject to the following:

4.1 The Administrative Agent shall have received counterparts of this Fifth Amendment from the Loan Parties and each of the Lenders.

4.2 The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Fifth Amendment Effective Date including, without limitation, an extension fee for the benefit of the Lenders (other than the New Lenders) in an amount for each such Lender equal to ten (10) basis points (0.10%) of the amount of such Lender’s Commitment as of the Fifth Amendment Effective Date.

4.3 The Administrative Agent shall have received duly executed amendments to the Security Instruments comprised of mortgages and deeds of trust, each in form and substance reasonably acceptable to the Administrative Agent.

4.4 The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor setting forth (a) resolutions of its board of directors (or comparable governing body) with respect to the authorization of the Borrower or such Guarantor to execute and deliver this Fifth Amendment and to enter into the transactions contemplated herein, and (b) the Organizational Documents of the Borrower and such Guarantor, certified as being true and complete.

4.5 The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Loan Parties.

4.6 The Administrative Agent shall have received an opinion of Akin Gump Strauss Hauer & Feld L.L.P., special counsel to the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent and its counsel.

4.7 The Administrative Agent shall have received such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the effectiveness of this Fifth Amendment, and such notice shall be conclusive and binding.

Section 5. Conditions to Borrowing Base Increase upon the WHT Acquisition. The increase of the Borrowing Base provided for in Section 3 hereof shall only occur to the extent that each of the following conditions is satisfied:

5.1 Each of the conditions set forth in Section 4 hereof shall have been satisfied.

5.2 The closing date of the WHT Acquisition (the “WHT Acquisition Closing Date”) occurs on or prior to April 30, 2013.

5.3 The Administrative Agent shall have received (a) a certificate of a Responsible Officer of the Borrower certifying: (i) that the Borrower is concurrently consummating the WHT Acquisition and indirectly acquiring all of the WHT Assets in accordance with all Governmental Requirements and the terms of the WHT Acquisition Documents, with all of the material conditions precedent thereto having been satisfied in all material respects by the parties thereto and with no provision of such WHT Acquisition Documents having been waived, amended, supplemented or otherwise modified in any material respect without the approval of the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed; provided, that, for the avoidance of doubt, it shall be reasonable for the Administrative Agent to withhold its consent to any such waiver or amendment that removes any Oil and Gas Properties (other than a waiver or amendment which removes up to $2,000,000 of Oil and Gas Properties (as determined by the Administrative Agent) from the WHT Assets)); and (ii) as to the final purchase price for the Equity Interests in WHT Energy Partners after giving effect to all adjustments as of the WHT Acquisition Closing Date and specifying, by category, the amount of such adjustment; (b) original counterparts or copies, certified as true and complete by a Responsible Officer of the Borrower, of each of the WHT Acquisition Documents not previously delivered and certified to the Administrative Agent, which WHT Acquisition Documents shall have terms and conditions reasonably satisfactory to the Administrative Agent; and (c) such other related documents and information as the Administrative Agent shall have reasonably requested.

5.4 No Default, Event of Default, or Borrowing Base Deficiency exists immediately prior to or after giving effect to such increase in the Borrowing Base.

5.5 After giving effect to the WHT Acquisition and any additional title information and Security Instruments delivered by the Borrower to the Administrative Agent in connection therewith, (A) the Administrative Agent shall have received title information satisfactory to it on at least 80% of the total value of the Oil and Gas Properties evaluated in the most recent Reserve Report (as supplemented by any applicable Reserve Reports relating to the WHT Assets) and (B) the Mortgaged Properties shall represent at least 80% of the total value of the Oil and Gas Properties evaluated in the most recent Reserve Report (as supplemented by any applicable Reserve Reports relating to the WHT Assets).

5.6 The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the WHT Acquisition Closing Date including, without limitation, a Borrowing Base increase fee for the benefit of each Increasing Lender (as defined below), in an amount for each such Increasing Lender equal to fifty (50) basis points (0.50%) of the amount of such Increasing Lender’s Increased Commitment (as defined below). As used herein, “Increasing Lender” means each Lender (including the New Lenders) whose Commitment after giving effect to Section 3 and Section 7.1 hereof exceeds such Lender’s Commitment, if any, that was in effect immediately prior to giving effect to Section 3 and Section 7.1 hereof, and “Increased Commitment” means the amount of such excess.

5.7 The Administrative Agent shall be satisfied with the environmental condition of the WHT Assets.

5.8 The Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that, concurrently with the funding of any Loans on the WHT Acquisition Closing Date and application of the proceeds thereof, (a) any amounts due under any existing credit facilities of the WHT entities have been paid in full, (b) all commitments to lend under such credit facilities have been terminated, and (c) all Liens encumbering (i) the Equity Interests in the WHT Entities, (ii) the WHT Assets, and (iii) all other Property of the WHT Entities will be released (other than the Liens securing the Indebtedness and created pursuant to the Security Instruments and Excepted Liens identified in clauses (a) to (d) and (f) of the definition thereof, subject to the provisos at the end of such definition).

5.9 The Administrative Agent shall have received (a) such duly executed Security Instruments including, without limitation, such supplements and amendments to the Security Agreement and the Guaranty Agreement as necessary pursuant to which (i) each WHT Entity becomes a Guarantor, (ii) each WHT Entity grants to the Administrative Agent a perfected, first-priority security interest in substantially all of the material tangible and intangible personal property assets owned by it, (iii) the Loan Parties grant to the Administrative Agent a perfected, first-priority security interest in the Equity Interests in each WHT Entity owned by each such Loan Party, (b) evidence of the consummation of the merger between ETX and WHT Energy Partners, and (c) such other stock certificates, stock powers, closing documents, certificates, authorization resolutions, Organizational Documents and legal opinions, in each case as shall be reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent.

5.10 The Administrative Agent shall have received duly executed Notes payable to each Lender requesting a Note in a principal amount equal to its Maximum Credit Amount (as amended by Section 7.1 hereof) dated as of the WHT Acquisition Closing Date.

5.11 The Administrative Agent shall have received satisfactory evidence that the Borrower has entered into incremental Swap Agreements on or after March 8, 2013 with Approved Counterparties containing terms that are reasonably satisfactory to the Administrative Agent and pursuant to which the Loan Parties have hedged notional volumes of natural gas, crude oil and natural gas liquids (which, in the case of natural gas liquids, may be hedged with Swap Agreements for crude oil) not less than the volumes set forth in the table below, for each applicable calendar year set forth in the table below:

Year	Natural Gas (MMbtu)	Natural Gas Liquids (Bbls)	Crude Oil (Bbls)
2013	1,080,000	200,000	18,000
2014	2,160,000	294,000	21,000
2015	2,160,000	N/A	48,000
2016	3,600,000	N/A	12,000
2017	3,240,000	N/A	N/A
2018	3,840,000	N/A	N/A

5.12 The Administrative Agent shall have received such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

Section 6. Return of Promissory Notes. Promptly upon receipt of any replacement Note under Section 5.10 hereof, each Lender shall return to the Administrative Agent (for delivery to the Borrower for cancellation) any other Note in such Lender’s possession that was previously delivered to such Lender under the Credit Agreement.

Section 7. Amendments as of WHT Acquisition Closing Date. In reliance on the representations, warranties, covenants and agreements contained in this Fifth Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Credit Agreement shall be automatically amended (without any further action required by any party) effective as of the WHT Acquisition Closing Date in the manner provided in this Section 7.

7.1 Replacement of Annex I. Annex I to the Credit Agreement shall be replaced in its entirety with Annex I-A attached hereto and Annex I-A attached hereto shall be deemed to be attached as Annex I to the Credit Agreement. After giving effect to this Section 7.1 and any Borrowings made on the WHT Acquisition Closing Date, (a) each Lender who holds Loans in an aggregate amount less than its Applicable Percentage (after giving effect to this Section 7.1) of all Loans shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Percentage of all Loans, (b) each Lender’s participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Applicable Percentage (after giving effect to this Section 7.1), (c) such other adjustments shall be made as the Administrative Agent shall specify so that the Revolving Credit Exposure applicable to each Lender equals its Applicable Percentage (after giving effect to this Section 7.1) of the aggregate Revolving Credit Exposure of all Lenders and (d) the Borrower shall be required to make any break-funding payments required under Section 5.02 of the Credit Agreement resulting from the Loans and adjustments described in this Section 7.1.

Section 8. New Lenders. Each New Lender hereby joins in, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement as a Lender thereunder and under each and every other Loan Document to which any Lender is required to be bound by the Credit Agreement as amended hereby, to the same extent as if such New Lender were an original signatory thereto. Each New Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as amended hereby as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto. Each New Lender represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Fifth Amendment, to consummate the transactions contemplated hereby and to become a party to, and a Lender under, the Credit Agreement as amended hereby, (b) it has received a copy of the Credit Agreement and copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Fifth Amendment and to become a Lender on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (c) from and after the Fifth

Amendment Effective Date, it shall be a party to and be bound by the provisions of the Credit Agreement as amended hereby and the other Loan Documents and have the rights and obligations of a Lender thereunder. If the WHT Acquisition Closing Date does not occur, and the conditions set forth in Section 5 hereof are not satisfied, in each case, on or prior to April 30, 2013, any New Lender with a Maximum Credit Amount of $0.00 shall automatically cease to be a Lender for all purposes under the Credit Agreement and the other Loan Documents as of May 1, 2013.

Section 9. Second Lien Intercreditor Agreement. Each Lender hereby consents to the terms of, and authorizes the Administrative Agent to enter into in the event that the Borrower incurs Permitted Second Lien Debt, a form of Intercreditor Agreement with respect to the Permitted Second Lien Debt that is substantially in the form attached hereto as Exhibit B, and each Lender agrees that the terms of such Intercreditor Agreement shall be binding on such Lender and its successors and assigns, as if it were a party thereto.

Section 10. Representations and Warranties; Etc. Each Loan Party hereby affirms: (a) that as of the date hereof, all of the representations and warranties contained in each Loan Document to which such Loan Party is a party are true and correct in all material respects as though made on and as of the date hereof (unless made as of a specific earlier date, in which case, was true as of such date), (b) no Defaults exist under the Loan Documents or will, after giving effect to this Fifth Amendment, exist under the Loan Documents and (c) no Material Adverse Effect has occurred.

Section 11. Miscellaneous.

11.1 Confirmation and Effect. The provisions of the Credit Agreement (as amended by this Fifth Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Fifth Amendment. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

11.2 Ratification and Affirmation of Loan Parties. Each of the Loan Parties hereby expressly (a) acknowledges the terms of this Fifth Amendment, (b) ratifies and affirms its obligations under the Guaranty Agreement and the other Loan Documents to which it is a party, as amended hereby, (c) acknowledges, renews and extends its continued liability under the Guaranty Agreement and the other Loan Documents to which it is a party, as amended hereby and (d) agrees that its guarantee under the Guaranty Agreement and the other Loan Documents to which it is a party remains in full force and effect with respect to the Indebtedness, as amended hereby.

11.3 Counterparts. This Fifth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Fifth Amendment by facsimile or electronic (e.g. pdf) transmission shall be effective as delivery of a manually executed original counterpart hereof.

11.4 No Oral Agreement. THIS WRITTEN FIFTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

11.5 Governing Law. THIS FIFTH AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

11.6 Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with this Fifth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

11.7 Severability. Any provision of this Fifth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.8 Successors and Assigns. This Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed effective as of the date first written above.

BORROWER:	MEMORIAL PRODUCTION OPERATING LLC,
a Delaware limited liability company

	By:	Memorial Production Partners LP, its sole member

	By:	Memorial Production Partners GP LLC, its general partner

		By:	/s/ Andrew J. Cozby
		Name:	Andrew J. Cozby
		Title:	Vice President & Chief Financial Officer

GUARANTORS:	MEMORIAL PRODUCTION PARTNERS LP,
a Delaware limited partnership

	By:	Memorial Production Partners GP LLC, its general partner

		By:	/s/ Andrew J. Cozby
		Name:	Andrew J. Cozby
		Title:	Vice President & Chief Financial Officer

COLUMBUS ENERGY, LLC,
a Delaware limited liability company

	By:	Memorial Production Operating LLC, its sole member

	By:	Memorial Production Partners LP, its sole member

	By:	Memorial Production Partners GP LLC, its general partner

		By:	/s/ Andrew J. Cozby
		Name:	Andrew J. Cozby
		Title:	Vice President & Chief Financial Officer

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

ETX I LLC, a Delaware limited liability company

By:	Memorial Production Operating LLC, its sole member

By:	Memorial Production Partners LP, its sole member

By:	Memorial Production Partners GP LLC, its general partner

	By:	/s/ Andrew J. Cozby
	Name:	Andrew J. Cozby
	Title:	Vice President & Chief Financial Officer

RISE ENERGY OPERATING, LLC, a Delaware limited liability company

By:	Memorial Production Operating LLC, its sole member

By:	Memorial Production Partners LP, its sole member

By:	Memorial Production Partners GP LLC, its general partner

	By:	/s/ Andrew J. Cozby
	Name:	Andrew J. Cozby
	Title:	Vice President & Chief Financial Officer

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

RISE ENERGY MINERALS, LLC, a Delaware limited liability company

By:	Rise Energy Operating, LLC, its sole member

By:	Memorial Production Operating LLC, its sole member

By:	Memorial Production Partners LP, its sole member

By:	Memorial Production Partners GP LLC, its general partner

	By:	/s/ Andrew J. Cozby
	Name:	Andrew J. Cozby
	Title:	Vice President & Chief Financial Officer

RISE ENERGY BETA, LLC, a Delaware limited liability company

By:	Rise Energy Operating, LLC, its sole member

By:	Memorial Production Operating LLC, its sole member

By:	Memorial Production Partners LP, its sole member

By:	Memorial Production Partners GP LLC, its general partner

	By:	/s/ Andrew J. Cozby
	Name:	Andrew J. Cozby
	Title:	Vice President & Chief Financial Officer

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

MEMORIAL PRODUCTION FINANCE CORPORATION, a Delaware corporation

By:	/s/ Andrew J. Cozby
Name:	Andrew J. Cozby
Title:	Vice President & Chief Financial Officer

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

ADMINISTRATIVE AGENT AND LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Issuing Bank and a Lender

By:	/s/ Shiloh Davila
Name:	Shiloh Davila
Title:	Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

LENDER:	JPMORGAN CHASE BANK, N.A., as a Lender

	By:	/s/ Ryan Aman
	Name:	Ryan Aman
	Title:	Authorized Officer

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

LENDER:	CITIBANK, N.A., as a Lender

	By:	/s/ Phil Ballard
	Name:	Phil Ballard
	Title:	Vice-President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

LENDER:	COMERICA BANK, as a Lender

	By:	/s/ Jeff Treadway
	Name:	Jeff Treadway
	Title:	Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

LENDER:	ROYAL BANK OF CANADA, as a Lender

	By:	/s/ Mark Lumpkin, Jr.
	Name:	Mark Lumpkin, Jr.
	Title:	Authorized Signatory

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

LENDER:	THE ROYAL BANK OF SCOTLAND PLC, as a Lender

	By:	/s/ Sanjay Remond
	Name:	Sanjay Remond
	Title:	Director

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

LENDER:	U.S. BANK NATIONAL ASSOCIATION, as a Lender

	By:	/s/ Justin M. Alexander
	Name:	Justin M. Alexander
	Title:	Senior Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

LENDER:	UNION BANK, N.A., as a Lender

	By:	/s/ Haylee Dallas
	Name:	Haylee Dallas
	Title:	Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

LENDER:	BARCLAYS BANK PLC, as a Lender

	By:	/s/ Sreedhar R. Kona
	Name:	Sreedhar R. Kona
	Title:	Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

LENDER:	BANK OF AMERICA, N.A., as a Lender

	By:	/s/ Michael Clayborne
	Name:	Michael Clayborne
	Title:	Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

LENDER:	NATIXIS, as a Lender

	By:	/s/ Louis P. Laville, III
	Name:	Louis P. Laville, III
	Title:	Managing Director

	By:	/s/ Daniel Payer
	Name:	Daniel Payer
	Title:	Managing Director

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

LENDER:	AMEGY BANK NATIONAL ASSOCIATION, as a Lender

	By:	/s/ William B. Robinson
	Name:	William B. Robinson
	Title:	Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

LENDER:	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

	By:	/s/ Mark Roche
	Name:	Mark Roche
	Title:	Managing Director

	By:	/s/ Michael Willis
	Name:	Michael Willis
	Title:	Managing Director

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

LENDER:	ING CAPITAL LLC, as a Lender

	By:	/s/ Charles Hall
	Name:	Charles Hall
	Title:	Managing Director

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

LENDER:	REGIONS BANK, as a Lender

	By:	/s/ Daniel G. Steele
	Name:	Daniel G. Steele
	Title:	Senior Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

LENDER:	SOVEREIGN BANK, N.A. as a Lender

	By:	/s/ David O’Driscoll
	Name:	David O’Driscoll
	Title:	Senior Vice President

	By:	/s/ Mark Connelly
	Name:	Mark Connelly
	Title:	Senior Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

LENDER:	GOLDMAN SACHS BANK USA, as a Lender

	By:	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Authorized Signatory

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

Annex I

LIST OF MAXIMUM CREDIT AMOUNTS

Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount
Wells Fargo Bank, National Association	15.21739130%	$152,173,913.06
JPMorgan Chase Bank, N.A.	15.21739130%	$152,173,913.06
The Royal Bank of Scotland plc	9.56521739%	$95,652,173.91
Comerica Bank	9.56521739%	$95,652,173.91
Union Bank, N.A.	9.56521739%	$95,652,173.91
Royal Bank of Canada	9.56521739%	$95,652,173.91
Citibank, N.A.	6.46739130%	$64,673,913.04
Natixis	6.46739130%	$64,673,913.04
Barclays Bank PLC	6.46739130%	$64,673,913.04
Bank of America, N.A.	6.46739130%	$64,673,913.04
U.S. Bank National Association	5.43478261%	$54,347,826.08
Amegy Bank National Association	0.00000000%	$0.00
Credit Agricole Corporate and Investment Bank	0.00000000%	$0.00
ING Capital LLC	0.00000000%	$0.00
Regions Bank	0.00000000%	$0.00
Sovereign Bank, N.A.	0.00000000%	$0.00
Goldman Sachs Bank USA	0.00000000%	$0.00

TOTAL	100.00%	$1,000,000,000.00

Annex I-A

LIST OF MAXIMUM CREDIT AMOUNTS

Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount
Wells Fargo Bank, National Association	12.50000000%	$125,000,000.00
JPMorgan Chase Bank, N.A.	12.50000000%	$125,000,000.00
The Royal Bank of Scotland plc	7.75862069%	$77,586,206.91
Comerica Bank	7.75862069%	$77,586,206.91
Union Bank, N.A.	7.75862069%	$77,586,206.91
Royal Bank of Canada	7.75862069%	$77,586,206.91
Citibank, N.A.	7.75862069%	$77,586,206.91
Natixis	5.60344828%	$56,034,482.75
Barclays Bank PLC	5.60344828%	$56,034,482.75
Bank of America, N.A.	5.60344828%	$56,034,482.75
U.S. Bank National Association	5.60344828%	$56,034,482.75
Amegy Bank National Association	2.58620690%	$25,862,068.96
Credit Agricole Corporate and Investment Bank	2.58620690%	$25,862,068.96
ING Capital LLC	2.58620690%	$25,862,068.96
Regions Bank	2.58620690%	$25,862,068.96
Sovereign Bank, N.A.	2.58620690%	$25,862,068.96
Goldman Sachs Bank USA	0.86206897%	$8,620,689.65

TOTAL	100.00%	$1,000,000,000.00

Exhibit A

WHT Acquisition Agreement

[attached]

Exhibit B

Form of Second Lien Intercreditor Agreement

[attached]